                                 March 31, 2004
                                  Supplement to
                 Amended and Restated Offer to Purchase for Cash

                                      AIMCO
                             AIMCO PROPERTIES, L.P.
              IS OFFERING TO PURCHASE LIMITED PARTNERSHIP UNITS IN
                             MCCOMBS REALTY PARTNERS
                                       FOR
                             $10.00 PER UNIT IN CASH

--------------------------------------------------------------------------------
OUR OFFER HAS BEEN EXTENDED. YOUR RIGHTS TO TENDER AND WITHDRAW YOUR UNITS WILL
                    NOW EXPIRE AT MIDNIGHT, NEW YORK TIME ON
                                  APRIL 9, 2004
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On December 3, 2003, we offered to purchase the limited partnership units of McCombs Realty Partners upon the terms and subject to the conditions of the offer to purchase of that date. On December 17, 2003, we amended and restated the original offer to purchase. This notice supplements the information contained in the amended and restated offer to purchase, as amended, and extends the offer period. We are using the same defined terms in this supplement that we used in the amended and restated offer to purchase.

WE ARE ISSUING THIS SUPPLEMENT TO YOU TO PROVIDE YOU ADDITIONAL INFORMATION CONCERNING THE OFFER AND TO EXTEND THE OFFER PERIOD. WE URGE YOU TO READ THE FOLLOWING PARAGRAPHS CAREFULLY. PLEASE READ THE AMENDED AND RESTATED OFFER TO PURCHASE, TOGETHER WITH THIS SUPPLEMENT, FOR A DESCRIPTION OF OUR OFFER. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THE AMENDED AND RESTATED OFFER TO PURCHASE, THIS SUPPLEMENT, THE AMENDED AND RESTATED ACKNOWLEDGMENT AND AGREEMENT, OR THE AMENDED AND RESTATED LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT AT (800) 217-9608.

Please take note of the following clarifications and supplements to the amended and restated offer to purchase:

EXTENSION OF TERM

         We have extended the term of our offer. Extensions of the offer were originally limited to 90 days from the commencement of the offer. The offer was previously scheduled to expire on March 31, 2004, but has been extended to midnight, New York time on April 9, 2004. If you have not already done so, please remember that to accept our offer, you must complete and return the enclosed amended and restated acknowledgment and agreement and related documents, as more fully described below, to us before midnight, New York time on April 9, 2004. As of March 29, 2004, 682 units, or approximately 4.6%, had been tendered to us in response to this offer.

RISK FACTORS

         The following risk factor shall read as follows:

         CONTINUATION OF THE PARTNERSHIP; NO TIME FRAME REGARDING SALE OF PARTNERSHIP INTERESTS OR PROPERTY

                  Your general partner, which is our affiliate, is proposing to continue to operate your partnership and not to attempt to liquidate it at the present time. Your partnership's prospectus, dated December 10, 1984, pursuant to which units in your partnership were sold, indicated that your partnership's properties would be sold within five to ten years of their acquisition, provided market conditions permit. The prospectus also indicated that there would be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2030. Your partnership was reorganized in 1988, and lost all its properties, except for Lakewood at Pelham (formerly Pelham Place) apartment complex in Greenville, South Carolina. It is not known when the property owned by your partnership may be sold. The units in the partnership are illiquid, and it may be difficult to sell your investment in the partnership in the future. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. At the current time, the general partner of your partnership is of the opinion that a sale of the property would not be advantageous given market conditions, the condition of the property and tax considerations. In particular, the general partner considered the changes in the local rental market resulting from local economic conditions (such as unemployment, availability of alternative rental properties, vacancy rates, and market rents), the potential for appreciation in the value of a property given current market conditions for the sale of residential properties (that is, the current expected sales price of the properties given current demand for these types of property) and the potential for tax liability to the partners on a sale of property. The general partner estimates that based on these factors, a sale of the properties at the current time would not maximize the value of the properties to the limited partners and therefore, would not be advantageous to the limited partners at this time. We do not currently expect that any of your partnership's properties will be sold in the foreseeable future, and we cannot predict when your partnership's property will be sold or otherwise disposed of.

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         If you decide to accept our offer, you should complete and sign the enclosed amended and restated acknowledgment and agreement as instructed in the amended and restated letter of transmittal attached as Annex I. The signed amended and restated acknowledgment and agreement and any other documents required by the amended and restated letter of transmittal must be mailed or delivered to The Altman Group, Inc., which is acting as Information Agent in connection with our offer, at its address set forth in the amended and restated letter of transmittal.

         The amended and restated acknowledgment and agreement and any other documents required by the amended and restated letter of transmittal should be sent or delivered by each unitholder or such unitholder's broker, dealer, bank, trust company or other nominee to the Information Agent at its address set forth below.

                     THE INFORMATION AGENT FOR THE OFFER IS:

                             THE ALTMAN GROUP, INC.



                 By Mail:                               By Overnight Courier:                        By Hand:

         1275 Valley Brook Avenue                   1275 Valley Brook Avenue                 1275 Valley Brook Avenue
       Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071
              (800) 217-9608                             (800) 217-9608                           (800) 217-9608

                           By Facsimile:                                 By Telephone:

                          (201) 460-0050                            TOLL FREE (800) 217-9608

                                     ANNEX I

                              AMENDED AND RESTATED
                              LETTER OF TRANSMITTAL
               To Tender Units of Limited Partnership Interest in
                   MCCOMBS REALTY PARTNERS (THE "PARTNERSHIP")
             PURSUANT TO AN AMENDED AND RESTATED OFFER TO PURCHASE
    DATED DECEMBER 17, 2003 (THE "OFFER DATE"), AS AMENDED AND SUPPLEMENTED
                                       BY
                             AIMCO PROPERTIES, L.P.
--------------------------------------------------------------------------------
                      THE OFFER AND WITHDRAWAL RIGHTS WILL
                     EXPIRE AT MIDNIGHT, NEW YORK CITY TIME,
                        ON APRIL 9, 2004, UNLESS EXTENDED
             (AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE")
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TO PARTICIPATE IN THE OFFER, YOU MUST SEND A DULY COMPLETED AND EXECUTED COPY OF THE ENCLOSED ACKNOWLEDGMENT AND AGREEMENT AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL SO THAT SUCH DOCUMENTS ARE RECEIVED BY THE ALTMAN GROUP, INC., THE INFORMATION AGENT, ON OR PRIOR TO THE EXPIRATION DATE, UNLESS EXTENDED. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY.

                           --------------------------
         IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR
         INTEREST IN THE PARTNERSHIP, PLEASE SEND IT TO THE INFORMATION
                  AGENT WITH THE ACKNOWLEDGMENT AND AGREEMENT.
                           ---------------------------

     FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THE ACKNOWLEDGMENT AND AGREEMENT, PLEASE CONTACT THE INFORMATION AGENT AT (800) 217-9608 (TOLL FREE).


                     THE INFORMATION AGENT FOR THE OFFER IS:

                             THE ALTMAN GROUP, INC.
                  By Mail, Overnight Courier or Hand Delivery:
                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071

                                  By Facsimile:
                                 (201) 460-0050

                          For information please call:
                                 (800) 217-9608

NOTE: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE ACKNOWLEDGMENT AND AGREEMENT IS COMPLETED.



                               Annex I -- Page 1

Ladies and Gentlemen:

         The Signatory (the "Signatory") executing the Acknowledgment and Agreement relating to the captioned offer (the "Acknowledgment and Agreement"), which is enclosed, upon the terms and subject to the conditions set forth in the offer to purchase, hereby and thereby tenders to the Purchaser the units set forth in the box entitled "Description of Units Tendered" on the Acknowledgment and Agreement, including all interests represented by such units (collectively, the "Units"), at the consideration indicated in the offer to purchase as supplemented or amended. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in such Acknowledgment and Agreement.

         SUBJECT TO AND EFFECTIVE UPON ACCEPTANCE FOR CONSIDERATION OF ANY OF THE UNITS TENDERED HEREBY AND THEREBY IN ACCORDANCE WITH THE TERMS OF THE OFFER TO PURCHASE, THE SIGNATORY HEREBY AND THEREBY IRREVOCABLY SELLS, ASSIGNS, TRANSFERS, CONVEYS AND DELIVERS TO, OR UPON THE ORDER OF, THE PURCHASER ALL RIGHT, TITLE AND INTEREST IN AND TO SUCH UNITS TENDERED HEREBY AND THEREBY THAT ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER TO PURCHASE, INCLUDING, WITHOUT LIMITATION, (I) ALL OF THE SIGNATORY'S INTEREST IN THE CAPITAL OF THE PARTNERSHIP, AND THE SIGNATORY'S INTEREST IN ALL PROFITS, LOSSES AND DISTRIBUTIONS OF ANY KIND TO WHICH THE SIGNATORY SHALL AT ANY TIME BE ENTITLED IN RESPECT OF HIS OWNERSHIP OF THE UNITS, INCLUDING, WITHOUT LIMITATION, DISTRIBUTIONS IN THE ORDINARY COURSE, DISTRIBUTIONS FROM SALES OF ASSETS, DISTRIBUTIONS UPON LIQUIDATION, WINDING-UP, OR DISSOLUTION, PAYMENTS IN SETTLEMENT OF EXISTING OR FUTURE LITIGATION, DAMAGES PAID IN CONNECTION WITH ANY EXISTING OR FUTURE LITIGATION AND ALL OTHER DISTRIBUTIONS AND PAYMENTS MADE FROM AND AFTER THE EXPIRATION DATE, IN RESPECT OF THE UNITS TENDERED BY THE SIGNATORY AND ACCEPTED FOR PAYMENT AND THEREBY PURCHASED BY THE PURCHASER; (II) ALL OTHER PAYMENTS, IF ANY, DUE OR TO BECOME DUE TO THE SIGNATORY IN RESPECT OF THE UNITS, UNDER OR ARISING OUT OF THE AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP OF THE PARTNERSHIP (THE "PARTNERSHIP AGREEMENT"), OR ANY AGREEMENT PURSUANT TO WHICH THE UNITS WERE SOLD (THE "PURCHASE AGREEMENT"), WHETHER AS CONTRACTUAL OBLIGATIONS, DAMAGES, INSURANCE PROCEEDS, CONDEMNATION AWARDS OR OTHERWISE;
(III) ALL OF THE SIGNATORY'S CLAIMS, RIGHTS, POWERS, PRIVILEGES, AUTHORITY, OPTIONS, SECURITY INTERESTS, LIENS AND REMEDIES, IF ANY, UNDER OR ARISING OUT OF THE PARTNERSHIP AGREEMENT OR PURCHASE AGREEMENT OR THE SIGNATORY'S OWNERSHIP OF THE UNITS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL VOTING RIGHTS, RIGHTS OF FIRST OFFER, FIRST REFUSAL OR SIMILAR RIGHTS, AND RIGHTS TO BE SUBSTITUTED AS A LIMITED PARTNER OF THE PARTNERSHIP; AND (IV) ALL PAST, PRESENT AND FUTURE CLAIMS, IF ANY, OF THE SIGNATORY WHETHER ON BEHALF OF THE PARTNERSHIP, INDIVIDUALLY OR ON BEHALF OF A PUTATIVE CLASS (INCLUDING WITHOUT LIMITATION ANY CLAIMS AGAINST LIMITED PARTNERS OF THE PARTNERSHIP, THE GENERAL PARTNER(S) AND/OR ANY AFFILIATES THEREOF) UNDER, ARISING OUT OF OR RELATED TO THE PARTNERSHIP AGREEMENT, THE PURCHASE AGREEMENT, THE SIGNATORY'S STATUS AS A LIMITED PARTNER, THE TERMS OR CONDITIONS OF THE OFFER TO PURCHASE, THE MANAGEMENT OF THE PARTNERSHIP, MONIES LOANED OR ADVANCED, SERVICES RENDERED TO THE PARTNERSHIP OR ITS PARTNERS, OR ANY OTHER CLAIMS ARISING OUT OF OR RELATED TO THE SIGNATORY'S OWNERSHIP OF UNITS IN THE PARTNERSHIP.

         NOTWITHSTANDING ANY PROVISION IN THE PARTNERSHIP AGREEMENT OR ANY PURCHASE AGREEMENT TO THE CONTRARY, THE SIGNATORY HEREBY AND THEREBY DIRECTS THE GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. Subject to and effective upon acceptance for payment of any Unit tendered hereby and thereby, the Signatory hereby requests that the Purchaser be admitted to the Partnership as a limited partner under the terms of the Partnership Agreement. Upon request, the Signatory will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and thereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part,



                               Annex I -- Page 2
from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the offer to purchase, but any such transfer or assignment will not relieve the Purchaser of its obligations under the offer to purchase or prejudice the rights of tendering limited partners to receive payment for Units validly tendered and accepted for payment pursuant to the offer to purchase.

         By executing the enclosed Acknowledgment and Agreement, the Signatory represents that either (i) the Signatory is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the offer to purchase will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         The Signatory recognizes that under certain circumstances set forth in the offer to purchase, the Purchaser may not be required to accept for consideration any or all of the Units tendered hereby. In such event, the Signatory understands that any Acknowledgment and Agreement for Units not accepted for payment may be returned to the Signatory or destroyed by the Purchaser (or its agent). THIS TENDER IS IRREVOCABLE, EXCEPT THAT UNITS TENDERED PURSUANT TO THE OFFER TO PURCHASE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OR ON OR AFTER FEBRUARY 13, 2004 IF UNITS VALIDLY TENDERED HAVE NOT BEEN ACCEPTED FOR PAYMENT.

         THE SIGNATORY HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP AND THE GENERAL PARTNER DOES NOT MAKE ANY RECOMMENDATION AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING UNITS IN THE OFFER TO PURCHASE. THE SIGNATORY HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS. THE SIGNATORY ALSO REPRESENTS AND WARRANTS THAT HE OR SHE WAS ADVISED TO CONSULT AN ATTORNEY WITH RESPECT TO HIS OR HER DECISION WHETHER TO TENDER HIS/HER INTEREST(s).

         The Signatory hereby and thereby represents and warrants for the benefit of the Partnership and the Purchaser that the Signatory owns the Units tendered hereby and thereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and thereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein and therein are in compliance with all applicable laws and regulations.

         All authority herein or therein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory, and any obligations of the Signatory shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the Signatory.

         The Signatory represents and warrants that, to the extent a certificate evidencing the Units tendered hereby and thereby (the "original certificate") is not delivered by the Signatory together with the Acknowledgment and Agreement,
(i) the Signatory represents and warrants to the Purchaser that the Signatory has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the Signatory has caused a diligent search of its records to be taken and has been unable to locate the original certificate, (iii) if the Signatory shall find or recover the original certificate evidencing the Units, the Signatory will immediately and without consideration surrender it to the Purchaser; and (iv) the Signatory shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.



                               Annex I -- Page 3

          INSTRUCTIONS FOR COMPLETING THE ACKNOWLEDGMENT AND AGREEMENT

1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Acknowledgment and Agreement (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before midnight, New York Time, on the Expiration Date, unless extended. To ensure receipt of the Acknowledgment and Agreement and any other required documents, it is suggested that you use overnight courier delivery or, if the Acknowledgment and Agreement and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

Our records indicate that you own the number of Units set forth in Box 2 entitled "Description of Units Tendered" on the Acknowledgment and Agreement under the column entitled "Total Number of Units Owned (#)." If you would like to tender only a portion of your Units, please so indicate in the space provided in the box.

THE METHOD OF DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2.       SIGNATURE REQUIREMENTS.

INDIVIDUAL AND JOINT OWNERS -- After carefully reading the Letter of Transmittal and completing the Acknowledgment and Agreement, to tender Units, limited partners must sign at the "X" in the Signature Box (Box 1) of the Acknowledgment and Agreement. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Acknowledgment and Agreement. NO SIGNATURE GUARANTEE ON THE ACKNOWLEDGMENT AND AGREEMENT IS REQUIRED IF THE ACKNOWLEDGMENT AND AGREEMENT IS SIGNED BY THE LIMITED PARTNER (OR BENEFICIAL OWNER IN THE CASE OF AN IRA). If any tendered Units are registered in the names of two or more joint owners, all such owners must sign the Acknowledgment and Agreement.

IRAS/ELIGIBLE INSTITUTIONS -- For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, no signature guarantee is required if Units are tendered for the account of a bank, broker, dealer, credit union, savings association, or other entity which is a member in good standing of the Securities Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity which is an "eligible guarantor institution" as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each an "Eligible Institution").

TRUSTEES, CORPORATIONS, PARTNERSHIP AND FIDUCIARIES -- Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in Box 3 in the Acknowledgment and Agreement. If the Acknowledgment and Agreement is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Acknowledgment and Agreement, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.


DECEASED OWNER (JOINT TENANT)              --   Copy of death certificate.

DECEASED OWNER (OTHERS)                    --   Copy of death certificate (see also
                                                Executor/Administrator/Guardian below).

EXECUTOR/ADMINISTRATOR/GUARDIAN            --   Copy of court appointment documents for executor or
                                                administrator; and
                                                (a)   a copy of applicable provisions of the will (title
                                                      page, executor(s)' powers, asset distribution); or
                                                (b)   estate distribution documents.

ATTORNEY-IN-FACT                           --   Current power of attorney.

CORPORATION/PARTNERSHIP                    --   Corporate resolution(s) or other evidence of authority to
                                                act.  Partnerships should furnish a copy of the
                                                partnership agreement.

TRUST/PENSION PLANS                        --   Unless the trustee(s) are named in the registration, a
                                                copy of the cover page of the trust or pension plan,
                                                along with a copy of the section(s) setting forth names
                                                and powers of trustee(s) and any amendments to such
                                                sections or appointment of successor trustee(s).



4. TAX CERTIFICATIONS. The limited partner(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the limited partner(s)' taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box 6 and Box 7 of the Acknowledgment and Agreement. By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on Acknowledgment and Agreement in the box entitled "Description of Units Tendered" and the representations made in Box 6 and Box 7 of the Acknowledgment and Agreement are correct. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

U.S. PERSONS. A limited partner that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box 6 and Box 7 of the Acknowledgment and Agreement.

BOX 6 - SUBSTITUTE FORM W-9.

Part (i), Taxpayer Identification Number -- Tendering limited partners must certify to the Purchaser that the TIN as printed (or corrected) on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered" is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the limited partner being subject to backup withholding.

Part (ii), Backup Withholding -- In order to avoid 30% Federal income tax backup withholding, the tendering limited partner must certify, under penalty of perjury, that such limited partner is not subject to backup withholding. Certain limited partners (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

When determining the TIN to be furnished, please refer to the following as a guide:

Individual accounts - should reflect owner's TIN.
Joint accounts - should reflect the TIN of the owner whose name appears first.

Trust accounts - should reflect the TIN assigned to the trust.
IRA custodial accounts - should reflect the TIN of the custodian (not necessary to provide).
Custodial accounts for the benefit of minors - should reflect the TIN of the minor.
Corporations, partnership or other business entities - should reflect the TIN assigned to that entity.

By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on the front of the Acknowledgment and Agreement is correct.

BOX 7 - FIRPTA AFFIDAVIT -- Section 1445 of the Code requires that each limited partner transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box 7, or be subject to withholding of tax equal to 10% of the consideration for interests purchased. Tax withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be claimed from the IRS.

FOREIGN PERSONS -- In order for a tendering limited partner who is a Foreign Person (i.e., not a U.S. Person, as defined above) to qualify as exempt from 30% backup withholding, such foreign limited partner must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Information Agent.

5. VALIDITY OF ACKNOWLEDGMENT AND AGREEMENT. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of an Acknowledgment and Agreement and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for the Acknowledgment and Agreement) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. The Acknowledgment and Agreement will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in an Acknowledgment and Agreement and will incur no liability for failure to give such notification.

6. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

7. TRANSFER TAXES. The amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Acknowledgment and Agreement or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered," the appropriate boxes on the Acknowledgment and Agreement must be completed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------------------------------------------------------------------
                                                                    GIVE THE TAXPAYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                           NUMBER OF - -
------------------------------------------------------------------------------------------------------------------------------

1.   An individual account                                          The individual

2.   Two or more individuals (joint account)                        The actual owner of the account or, if combined
                                                                    Funds, the first individual on the account

3.   Husband and wife (joint account)                               The actual owner of the account or, if joint funds,
                                                                    Either person

4.   Custodian account of a minor (Uniform Gift to Minors Act)      The minor (2)

5.   Adult and minor (joint account)                                The adult or, if the minor is the only contributor,
                                                                    the minor (1)

6.   Account in the name of guardian or committee for a             The ward, minor or incompetent person (3)
     designated ward, minor or incompetent person (3)

7.   a.  The usual revocable savings trust account (grantor         The grantor trustee (1)
     is also trustee)

     b.  So-called trust account that is not a legal or valid       The actual owner (1)
     trust under state law

8.   Sole proprietorship account                                    The owner (4)

9.   A valid trust, estate or pension trust                         The legal entity (Do not furnish the identifying number
                                                                    of the personal representative or trustee unless the
                                                                    legal entity itself is not designated in the account
                                                                    title.) (5)

10.  Corporate account                                              The corporation

11.  Religious, charitable, or educational organization             The organization
     account

12.  Partnership account held in the name of the business           The partnership

13.  Association, club, or other tax-exempt organization            The organization

14.  A broker or registered nominee                                 The broker or nominee

15.  Account with the Department of Agriculture in the name         The public entity
     of a public entity (such as a State or local government,
     school district, or prison) that receives agricultural
     program payments

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's or incompetent person's name and furnish such person's social security number or employer identification number.

(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

       GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9

     OBTAINING A NUMBER -- If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number

(for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

     PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

     -    A corporation.
     -    A financial institution.
     - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
     -    The United States or any agency or instrumentality thereof.
     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     - An international organization or any agency or instrumentality thereof.
     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     -    A real estate investment trust.
     - A common trust fund operated by a bank under section 584(a) of the Code.
     - An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).
     - An entity registered at all times under the Investment Company Act of 1940.
     -    A foreign central bank of issue.
     - A futures commission merchant registered with the Commodity Futures Trading Commission.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:


     - Payments to nonresident aliens subject to withholding under section 1441 of the Code.
     - Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     - Payments of patronage dividends where the amount received is not paid in money.
     -    Payments made by certain foreign organizations.
     -    Payments made to an appropriate nominee.
     -    Section 404(k) payments made by an ESOP.

     Payments of interest not generally subject to backup withholding include the following:


     - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     - Payments of tax exempt interest (including exempt interest dividends under section 852 of the Code).
     - Payments described in section 6049(b)(5) of the Code to nonresident aliens.
     -    Payments on tax-free covenant bonds under section 1451 of the Code.
     -    Payments made by certain foreign organizations.
     -    Payments of mortgage interest to you.
     -    Payments made to an appropriate nominee.

     Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A of the Code.

     PRIVACY ACT NOTICE -- Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

     PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

     The Acknowledgment and Agreement and any other documents required by the Letter of Transmittal should be sent or delivered by each limited partner or such limited partner's broker, dealer, bank, trust company or other nominee to the Information Agent at its address set forth below.


                     THE INFORMATION AGENT FOR THE OFFER IS:

                             THE ALTMAN GROUP, INC.

                 By Mail:                               By Overnight Courier:                        By Hand:

         1275 Valley Brook Avenue                   1275 Valley Brook Avenue                 1275 Valley Brook Avenue
       Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071
              (800) 217-9608                             (800) 217-9608                           (800) 217-9608

                           By Facsimile:                                 By Telephone:

                          (201) 460-0050                            TOLL FREE (800) 217-9608